EXHIBIT 5

                     (Letterhead of OmniComm Systems, Inc.)

                                            December 1, 2000

OmniComm Systems, Inc.
3250 Mary Street, Suite 402
Coconut Grove, Florida 33133

Re: Registration on Form S-8 of 600,000 Shares of Common Stock of OmniComm Systems, Inc.

Ladies and Gentlemen:

         I have acted as counsel for OmniComm Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 600,000 of the Company's Common Stock, par value $.001 per share ("Common Stock"), pursuant to a Registration Statement on Form S-8 (the Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Company's 1998 Stock Incentive Plan (the "Plan").

         I have participated in the preparation of the Registration Statement and examined the Plan and matters of law as I have considered appropriate to enable me to give this opinion. In making my examination I assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

         Based upon the foregoing, it is my opinion that the Shares issuable pursuant to the Plans, when delivered and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

         My opinion contained herein relates solely to the Delaware General Corporation Law, and I express no opinion herein concerning the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,
                                            Paige A. Harper
                                            General Counsel